Exhibit 99.(i)1

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “LEGAL COUNSEL” in the Registration Statement on Form N-1A of  HealthShares™, Inc. as filed with the Securities and Exchange Commission on or about January 25, 2008.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York

January 25, 2008